                          LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS

STATE OF OKLAHOMA          Section
                           Section       KNOW BY ALL THESE PRESENTS:
COUNTY OF OKLAHOMA         Section

        I, Phillip  Lancaster,  do hereby  appoint Joel H. McNatt as my true and lawful  attorney-in-fact  ("Attorney-in-Fact")  and grant such  Attorney-in-Fact full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

        1)  To execute  and file for and on behalf of me, in my  capacity as one or more of an  officer,  director,  or  significant  stockholder  of
            Gulfport   energy   Corporation   or   any   of   its   subsidiaries
            (collectively,  the  "Company"),  reports  or  other  filings  under
            Section 16 of the Securities  Exchange Act of 1934, as amended,  and the rules thereunder,  including without limitation,  Forms 3, 4 and
            5,  including  any  amendments,  corrections,  supplements  or other changes thereto;

        2)  To do and perform any and all acts for and on behalf of me which may be  necessary  or desirable to complete and execute any such reports or other  filings  and  timely  file  same  with the  United  States
            Securities and Exchange Commission and any stock exchange or similar authority; and

        3)  To take any other action of any type  whatsoever in connection  with the foregoing  which, in the sole opinion of such  Attorney-in-Fact, may be of benefit to, in the interest of, or legally required by me,
            it  being   understood   that  the   documents   executed   by  such
            Attorney-in-Fact  on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as
            such   attorney-in-fact  may  approve  in  such   Attorney-in-Fact's
            discretion.

        I hereby grant to such  Attorney-in-Fact  full power and authority to do and  perform any and every act and thing  whatsoever  requisite,  necessary,  or proper to be done (in such  Attorney-in-Fact's  sole discretion) in the exercise of any of the rights and powers  herein  granted,  as fully to all  intents  and purposes  as I might or could  do if  personally  present,  with  full  power of substitution  or  revocation,  hereby  ratifying  and  confirming  all  that the
Attorney-in-Fact  shall  lawfully  does or  causes  to be done by virtue of this
Power of Attorney and the rights and powers herein granted.  I acknowledge  that the  Attorney-in-Fact,  in  serving  in  such  capacity  at my  request,  is not assuming, nor is the Company assuming, any of my responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

        This Power of Attorney  shall remain in full force and effect until I am no longer  subject  to Section 16 of the  Securities  Exchange  Act of 1934 with respect to the my  holdings  of and  transactions  in  securities  issued by the
Company,  unless  earlier  revoked by me in a signed  writing  delivered  to the
Attorney-in-Fact.

        Liability.  The  Attorney-in-Fact  shall have no liability or obligation with respect to the powers  granted  herein except for and to the extent of such
Attorney-in-Fact's  willful misconduct.  In no event shall such Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

        Severability.  The  provisions of this Power of Attorney shall be deemed severable,  and the invalidity or unenforceability of any provision hereof shall not  affect  the  validity  or  enforceability  of any other  provision  hereof;
provided that if any provision of this Power of Attorney, as applied to me or to such Attorney-in-Fact or any circumstance, is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms,  then such  governmental  body,  arbitrator or mediator shall have the power to modify the  provision  in a manner  consistent  with the  objectives  of this  Power of
Attorney  such  that it is  enforceable,  and/or  to  delete  specific  words or phrases,  and in it its reduced form,  such provision  shall be enforceable  and shall be  enforced,  but in any case,  only to the extent  required to make such provision enforceable.

        Governing  Law. THIS AGREEMENT  SHALL BE DEEMED TO BE A CONTRACT  UNDER,
AND SHALL BE CONSTRUED,  INTERPRETED  AND GOVERNED BY AND ACCORDING TO, THE LAWS
OF THE STATE OF DELAWARE  EXCLUDING  ANY CONFLICT OF LAWS  PRINCIPLE  WHICH,  IF
APPLIED,  MIGHT  PERMIT  OR  REQUIRE  THE  APPLICATION  OF THE  LAWS OF  ANOTHER
JURISDICTION.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of February 2006.

                                        /s/ Phillip Lancaster
                                        ------------------------------
                                        Phillip Lancaster

STATE OF OKLAHOMA          Section
                           Section
COUNTY OF OKLAHOMA         Section

        On this 15th day of February 2006, Phillip Lancaster personally appeared before me and  acknowledged  that he executed the foregoing  instrument  for the purposes therein contained.  IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                        /s/ Melody R. Medley
                                        --------------------
                                        Name: Melody R. Medley

                                        Commission #: 05002010

                                        My Commission Expires: 2/25/2009